                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022
BUFFALO, NY, July 29, 2021 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2022 first quarter, which ended June 30, 2021. Results include the addition of Dorner Manufacturing Corporation, which was acquired on April 7, 2021.
First Quarter Highlights (compared with prior year period)
•Revenue of $213.5 million up 53%, supported by organic growth of 24%
•Gross margin expanded 250 bps to 34.7%; Achieved record adjusted gross margin of 36.3% with incremental 80 bps contribution from Dorner acquisition
•Operating margin expanded 370 bps to 5.0%; Adjusted operating margin expanded 750 bps to 11.1%
•Advancing Blueprint for Growth 2.0 strategy and focusing on growth initiatives
David Wilson, President and CEO of Columbus McKinnon, commented, “We had a very good start to fiscal 2022 delivering strong growth, expanding margins and achieving record backlog. We are encouraged by increasing demand in all markets. Importantly, we are also having success with our new products and customer solutions, as we continue to advance our Blueprint for Growth 2.0 strategy. Dorner, our new conveying solutions platform, is seeing strong demand and is outpacing expectations. We are working across the enterprise to drive growth initiatives as we pursue the many opportunities in front of us.”

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
First Quarter Fiscal 2022 Sales

($ in millions)	Q1 FY 22	Q1 FY 21	Change	% Change
Net sales	$213.5	$139.1	$74.4	53.5%

U.S. sales	$124.5	$74.7	$49.8	66.7%
% of total	58%	54%
Non-U.S. sales	$89.0	$64.4	$24.6	38.2%
% of total	42%	46%
For the quarter, sales increased $74.4 million, or 53.5%. The Dorner acquisition added $34.2 million in sales. In the U.S., volume improved $20.8 million, or 27.8%, and price improved $0.6 million, or 0.9%. U.S. sales related to the acquisition were $28.3 million. Outside the U.S., volume improved $10.5 million, or 16.4%, and price improved $1.3 million, or 2.0%. The Dorner acquisition added $5.9 million of sales outside the U.S. Foreign currency translation was favorable $6.9 million, or 5.0% of total sales.
First Quarter Fiscal 2022 Operating Results

($ in millions)	Q1 FY 22	Q1 FY 21	Change	% Change
Gross profit	$74.1	$44.8	$29.3	65.3%
Gross margin	34.7%	32.2%	250 bps
Income from operations	$10.7	$1.8	$9.0	500.7%
Operating margin	5.0%	1.3%	370 bps
Adjusted income from operations*	$23.6	$5.0	$18.6	371.2%
Adjusted operating margin*	11.1%	3.6%	750 bps
Net income (loss)	$(7.3)	$(3.0)	$(4.3)	NM
Net income (loss) margin	(3.4)%	(2.1)%	(130) bps
Diluted EPS	$(0.27)	$(0.12)	$(0.15)	NM
Adjusted EPS*	$0.69	$0.17	$0.52	305.9%
Adjusted EBITDA*	$34.1	$12.1	$22.0	181.8%
Adjusted EBITDA margin*	16.0%	8.7%	730 bps
*Adjusted operating income, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.
Dorner contributed $5.1 million in operating income excluding inventory step up expense of $3.0 million and acquisition deal costs of $1.0 million. Adjusted earnings per diluted share was $0.69 in the fiscal 2022 first quarter compared with $0.17 in the prior year. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
Second Quarter Fiscal 2022 Outlook
The Company expects second quarter fiscal 2022 sales to be within a range of approximately $225 million to $230 million at current exchange rates.
Mr. Wilson concluded, “We are excited about the progress we are making and are increasingly encouraged by our potential over the longer term. With record backlog and increasing order trends, we expect to deliver a solid year of recovery even as we navigate the dynamic landscape of supply chain and staffing challenges. More importantly, we are making the investments necessary to execute on our strategy and implement the Columbus McKinnon Business System (“CMBS”) to drive further growth, enable scalability, improve our earnings power and achieve our goal of 19% adjusted EBITDA margin in fiscal 2023.”

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021

Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 412-317-6026. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 10158268. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, August 5, 2021. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the ability of the Company to integrate Dorner, the impact of supply chain and staffing challenges, the ability of the Company to achieve its Blueprint for Growth 2.0 strategy and execute CMBS; and the amount of integration costs and the Company’s efforts to reduce costs, maintain liquidity and generate cash, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	June 30, 2021	June 30, 2020	Change
Net sales	$213,464	$139,070	53.5%
Cost of products sold	139,401	94,273	47.9%
Gross profit	74,063	44,797	65.3%
Gross profit margin	34.7%	32.2%
Selling expenses	23,482	18,695	25.6%
% of net sales	11.0%	13.4%
General and administrative expenses	30,143	18,429	63.6%
% of net sales	14.1%	13.3%
Research and development expenses	3,583	2,769	29.4%
% of net sales	1.7%	2.0%
Amortization of intangibles	6,109	3,115	96.1%
Income from operations	10,746	1,789	500.7%
Operating margin	5.0%	1.3%
Interest and debt expense	5,812	3,188	82.3%
Cost of debt refinancing	14,803	—	NM
Investment (income) loss	(433)	(577)	(25.0)%
Foreign currency exchange (gain) loss	94	84	11.9%
Other (income) expense, net	250	3,026	(91.7)%
Income (loss) before income tax expense (benefit)	(9,780)	(3,932)	NM
Income tax expense (benefit)	(2,517)	(963)	NM
Net income (loss)	$(7,263)	$(2,969)	NM

Average basic shares outstanding	26,762	23,802	12.4%
Basic income (loss) per share	$(0.27)	$(0.12)	NM

Average diluted shares outstanding	26,762	23,802	12.4%
Diluted income (loss) per share	$(0.27)	$(0.12)	NM

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2021	March 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,654	$202,127
Trade accounts receivable	123,168	105,464
Inventories	138,658	111,488
Prepaid expenses and other	31,696	22,763
Total current assets	382,176	441,842

Property, plant, and equipment, net	99,597	74,753
Goodwill	621,939	331,176
Other intangibles, net	401,859	213,362
Marketable securities	10,072	7,968
Deferred taxes on income	1,160	20,080
Other assets	63,827	61,251
Total assets	$1,580,630	$1,150,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$71,570	$68,593
Accrued liabilities	113,143	110,816
Current portion of long-term debt and finance lease obligations	60,501	4,450
Total current liabilities	245,214	183,859

Term loan and finance lease obligations	398,795	244,504
Other non-current liabilities	212,168	191,920
Total liabilities	856,177	620,283

Shareholders’ equity:
Common stock	284	240
Additional paid-in capital	495,541	296,093
Retained earnings	286,539	293,802
Accumulated other comprehensive loss	(57,911)	(59,986)
Total shareholders’ equity	724,453	530,149
Total liabilities and shareholders’ equity	$1,580,630	$1,150,432

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Three Months Ended
	June 30, 2021	June 30, 2020
Operating activities:
Net income (loss)	$(7,263)	$(2,969)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	10,467	7,081
Deferred income taxes and related valuation allowance	(245)	(1,500)
Net loss (gain) on sale of real estate, investments, and other	(391)	(494)
Stock based compensation	2,262	2,071
Amortization of deferred financing costs	471	665
Cost of debt refinancing	14,803	—
Non-cash pension settlement expense	—	2,722
Non-cash lease expense	1,989	1,876
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	2,043	27,955
Inventories	(10,802)	3,924
Prepaid expenses and other	(5,714)	(2,766)
Other assets	35	(39)
Trade accounts payable	(5,879)	(18,248)
Accrued liabilities	(5,945)	(7,926)
Non-current liabilities	(3,227)	(2,836)
Net cash provided by (used for) operating activities	(7,396)	9,516

Investing activities:
Proceeds from sales of marketable securities	2,181	1,034
Purchases of marketable securities	(4,137)	(880)
Capital expenditures	(3,648)	(1,088)
Proceeds from sale of building, net of transaction costs	—	6,363
Proceeds from insurance reimbursement	482	—
Purchase of business, net of cash acquired	(475,311)	—
Net cash provided by (used for) investing activities	(480,433)	5,429

Financing activities:
Proceeds from issuance of common stock	290	185
Borrowings under line-of-credit agreements	—	25,000
Repayment of debt	(455,040)	(1,112)
Proceeds from issuance of long-term debt	650,000	—
Proceeds from equity offering	207,000	—
Fees related to debt and equity offering	(25,292)	—
Payment of dividends	(1,439)	(1,427)
Other	(1,764)	(927)
Net cash provided by (used for) financing activities	373,755	21,719

Effect of exchange rate changes on cash	601	1,122

Net change in cash and cash equivalents	(113,473)	37,786
Cash, cash equivalents, and restricted cash at beginning of year	202,377	114,700
Cash, cash equivalents, and restricted cash at end of period	$88,904	$152,486

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Q1 FY 2022 Sales Bridge

	Quarter
($ in millions)	$ Change	% Change
Fiscal 2021 Sales	$139.1
Acquisitions	34.2	24.6%
Volume	31.3	22.5%
Pricing	2.0	1.4%
Foreign currency translation	6.9	5.0%
Total change	$74.4	53.5%
Fiscal 2022 Sales	$213.5

COLUMBUS McKINNON CORPORATION
Q1 FY 2022 Gross Profit Bridge

($ in millions)	Quarter
Fiscal 2021 Gross Profit	$44.8
Acquisition	14.0
Sales volume and mix	11.6
Productivity, net of other cost changes	2.9
Foreign currency translation	2.4
Prior year factory closure costs	1.9
Pricing, net of material cost inflation	0.7
Prior year business realignment costs	0.3
Acquisition integration costs	(0.5)
Tariffs	(1.0)
Acquisition inventory step-up expense	(3.0)
Total change	29.3
Fiscal 2022 Gross Profit	$74.1

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 22	63	64	61	63	251

FY 21	63	64	61	63	251

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	June 30, 2021		March 31, 2021		June 30, 2020
($ in millions)
Backlog	$247.4		$171.7		$130.7
Long-term backlog
Expected to ship beyond 3 months	$107.3		$68.0		$52.8
Long-term backlog as % of total backlog	43.4%		39.6%		40.4%

Trade accounts receivable
Days sales outstanding	52.5	days	51.5	days	63.1	days

Inventory turns per year
(based on cost of products sold)	4.0	turns	4.4	turns	3.0	turns
Days' inventory	90.8	days	83.3	days	120.6	days

Trade accounts payable
Days payables outstanding	52.4	days	58.7	days	44.4	days

Working capital as a % of sales	12.5%		9.3%		14.9%

Net cash provided by (used for) operating activities	$(7.4)		$26.9		$9.5
Capital expenditures	$3.6		$6.4		$1.1
Free cash flow (1)	$(11.0)		$20.5		$8.4

Debt to total capitalization percentage	38.8%		32.0%		37.1%

Debt, net of cash, to net total capitalization	33.8%		8.1%		20.9%
(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
GAAP gross profit	$74,063	$44,797
Add back (deduct):
Acquisition inventory step-up expense	2,981	—
Acquisition integration costs	521	—
Factory closures	—	1,928
Business realignment costs	—	329
Non-GAAP adjusted gross profit	$77,565	$47,054

Sales	$213,464	$139,070
Gross margin - GAAP	34.7%	32.2%
Adjusted gross margin - Non-GAAP	36.3%	33.8%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
GAAP income from operations	$10,746	$1,789
Add back (deduct):
Acquisition deal and integration costs	9,242	—
Acquisition inventory step-up expense	2,981	—
Business realignment costs	623	821
Factory closures	—	2,256
Insurance recovery legal costs	—	141
Non-GAAP adjusted income from operations	$23,592	$5,007

Sales	$213,464	$139,070
Operating margin - GAAP	5.0%	1.3%
Adjusted operating margin - Non-GAAP	11.1%	3.6%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
GAAP net income (loss)	$(7,263)	$(2,969)
Add back (deduct):
Amortization of intangibles	6,109	3,115
Cost of debt refinancing	14,803	—
Acquisition deal and integration costs	9,242	—
Acquisition inventory step-up expense	2,981	—
Business realignment costs	623	821
Non-cash pension settlement expense	—	2,722
Factory closures	—	2,256
Insurance recovery legal costs	—	141
Normalize tax rate to 22% (1)	(7,792)	(2,090)
Non-GAAP adjusted net income	$18,703	$3,996

Average diluted shares outstanding	27,159	23,922

Diluted income (loss) per share - GAAP	$(0.27)	$(0.12)

Diluted income per share - Non-GAAP	$0.69	$0.17
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Financial Results for First Quarter Fiscal Year 2022

July 29, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended June 30,
	2021	2020
GAAP net income (loss)	$(7,263)	$(2,969)
Add back (deduct):
Income tax expense (benefit)	(2,517)	(963)
Interest and debt expense	5,812	3,188
Investment (income) loss	(433)	(577)
Foreign currency exchange (gain) loss	94	84
Other (income) expense, net	250	3,026
Depreciation and amortization expense	10,467	7,081
Cost of debt refinancing	14,803	—
Acquisition deal and integration costs	9,242	—
Acquisition inventory step-up expense	2,981	—
Business realignment costs	623	821
Factory closures	—	2,256
Insurance recovery legal costs	—	141
Non-GAAP adjusted EBITDA	$34,059	$12,088

Sales	$213,464	$139,070
Net income (loss) margin - GAAP	(3.4)%	(2.1)%
Adjusted EBITDA margin - Non-GAAP	16.0%	8.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.